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                                                                EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 Amendment No. 1 (File No. 333-31825) of our reports dated May 30, 1997, on our audit of the consolidated financial statements and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Experts."

                                             Coopers & Lybrand L.L.P.

Dallas, Texas
September 2, 1997